Exhibit 5.2

July 22, 2024

Brainsway Ltd.

16 Hartum Street

RAD Tower, 14th Floor

Har HaHotzvim

Jerusalem, 9777516

Israel

Ladies and Gentlemen:

We have acted as U.S. counsel to Brainsway Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to (i) American Depositary Shares (“ADSs”) representing ordinary shares, par value NIS 0.04 per share, of the Company (the “Ordinary Shares”); (ii) Ordinary Shares; (iii) warrants to purchase Ordinary Shares and/or ADSs (the “Warrants”); (iv) subscription rights to purchase Ordinary Shares and/or ADSs (the “Subscription Rights”); and (v) units (the “Units”, and, together with the Warrants and the Subscription Rights, the “Securities”) comprised of one or more of the ADSs, Ordinary Shares, Warrants and/or Subscription Rights, that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $100,000,000. The ADSs will be issued pursuant to a Deposit Agreement, dated as of February 1, 2019, by and among the Company, The Bank of New York Mellon, as depositary, and owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus contained therein; (ii) the Deposit Agreement; and (iii) such other corporate records, documents and instruments of the Company as we have deemed necessary for the expression of the opinions stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed certain matters with respect to the Company, including the valid existence, good standing, power and authority of the Company. In addition, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto (except with respect to the Company to the extent necessary to render Opinion 1 below); and (v) that all factual information on which we have relied was accurate and complete.

Haynes and Boone, LLP	30 Rockefeller Plaza | 26th Floor | New York, NY 10112 T: 212.659.7300 | haynesboone.com

Brainsway Ltd.

July 22, 2024

We have also assumed that (i) the Company will continue to be organized and in existence and good standing under the law of the jurisdiction in which it is organized; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the ADSs and/or Securities, as applicable, offered thereby and will have been delivered to the purchaser(s) of the ADSs and/or Securities, as applicable, as required in accordance with applicable law; (v) all ADSs and Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any ADSs or Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (viii) in connection with the issuance of Subscription Rights, any required subscription rights agreement or agreement relating to the subscription rights (a “Subscription Rights Agreement”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) in connection with the sale of Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”, and, together with the Warrant Agreement and the Subscription Rights Agreement, the “Agreements”) will have been duly authorized, executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (x) each of the ADSs, Deposit Agreement, Securities and applicable Agreements governing such Securities will be governed by the internal laws of the State of New York; (xi) the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of association or incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; (xii) all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will be obtained or made and in full force and effect; (xiii) there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement; and (xiv) any securities issuable upon conversion, exchange, redemption or exercise of any ADSs or Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. When the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

2. With respect to the Securities, when (i) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the creation of and the issuance and terms of the applicable Security, the terms of the offering thereof and related matters; (ii) the applicable Agreements and Securities have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws; and (iii) the applicable Securities or certificates representing the applicable Securities have been duly registered and delivered in accordance with the appropriate Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Securities will constitute valid and legally binding obligations of the Company.

Brainsway Ltd.

July 22, 2024

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances; and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law); (ii) obligations of good faith and fair dealing under New York law; (iii) provisions purporting to make a guarantor primarily liable rather than as a surety; and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions set forth above, we have assumed that, at the time of the sale of the ADSs and/or Securities, as applicable, (i) the resolutions of the Board or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded; and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the ADSs and/or Securities, as applicable.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law, or as to the effect of any such other laws on the opinions herein stated. Various issues concerning the laws of the State of Israel are addressed in the opinion of Goldfarb Gross Seligman & Co. filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.”  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Brainsway Ltd.

July 22, 2024

Very truly yours,

/s/ Haynes and Boone, LLP